AZZ Inc. Reports Results for Third Quarter of Fiscal Year 2022; Generates EPS of $0.85

January 10, 2022 - FORT WORTH, TX - AZZ Inc. (NYSE: AZZ), a global provider of metal coating solutions, welding solutions, specialty electrical equipment and highly engineered services today announced financial results for the third quarter of fiscal year 2022, ended November 30, 2021.

Third Quarter Overview:
•Strong year-over-year financial results
◦Diluted earnings per share of $0.85, up $0.09, or 11.8%
◦Sales of $231.7 million, up 2.3% versus last year
◦Net income of $21.1 million, up $1.4 million
◦EBITDA of $39.8 million, up 0.5%
•Metal Coatings segment versus same quarter, prior year:
◦Sales of $133.4 million, up 15.4%
◦Operating income of $32.7 million, up 14.1%
◦Operating margins of 24.5%
•Infrastructure Solutions segment versus same quarter, prior year:
◦Sales of $98.4 million, down 11.4%
◦Operating income of $9.2 million, up 5.4%
◦Operating margins of 9.3%
•Repurchased $7.6 million shares during the third quarter; year-to-date we have repurchased 564,279 shares of common stock, totaling $28.9 million fiscal year to date

Management Discussion

Tom Ferguson, President and Chief Executive Officer of AZZ, commented, “We continue to deliver solid results in fiscal 2022 with strong operating performance in the third quarter, driven by sales increasing 2.3%, operating income up 8.0% and net income up 7.0%, compared to the same quarter last year. The continued success of our businesses is due to our teams executing at a high level to drive growth and profitability across all business segments.”

“Our Metal Coatings segment delivered great operating results generating sales of $133.4 million, up 15.4%, and operating margin of 24.5%, down slightly versus prior year due to increasing labor and material costs. Improved sales were driven by strong demand for hot-dip galvanizing within the renewables, utility, OEM, and construction end markets. I am pleased with the team’s ability to continue to manage the increasing costs of materials and labor, through value pricing and operational improvement initiatives, while focusing on providing outstanding customer service. Additionally, and subsequent to our quarter-end, the team acquired Steel Creek Galvanizing in South Carolina.”

Mr. Ferguson continued, “During the third quarter, our Infrastructure Solutions segment generated sales of $98.4 million, up $11.5 million sequentially but down $12.6 million or 11.4% compared to the same period last year. Several business units were affected by material delivery delays, including customer supplied components, and labor shortages. Operating margin of 9.3%, improved 140 basis points compared to operating margin of 7.9% for the same period last year. I would like to thank our employees for their hard work in delivering these third quarter results and continuing to provide exceptional service to our customers.”

(1) See "Non-GAAP Disclosures" section included in the attached Financial Tables for a reconciliation of non-GAAP Adjusted Earnings Measures for the three and nine months ended November 30, 2020.

Third Quarter Results

For the third quarter of fiscal year 2022, the Company reported sales of $231.7 million compared to $226.6 million for the comparable period last year, an increase of 2.3%. Operating income increased to $30.1 million, or by $2.2 million, compared to net income of $27.9 million during last year’s comparable third quarter period. Net income for the third quarter increased $1.4 million to $21.1 million, or $0.85 per diluted share compared to net income of $19.7 million, or $0.76 per diluted share for the third quarter in the prior fiscal year. The provision for income taxes of $6.0 million reflects an effective tax rate of 22.0% for the three months ended November 30, 2021, as compared to $6.6 million, or 25.1%, for the prior year comparable period. Bookings for the three-month period increased to $248.0 million, compared to $194.4 million for the third quarter last year. The book-to-sales ratio improved to 1.07, compared to 0.86 in last year’s comparable period. Backlog at the end of the third quarter was $217.7 million, an increase of 24.9% as compared to backlog at the end of the third quarter in the prior year. The increase in backlog versus prior year is largely attributable to growing demand for our electrical products. Sequentially, backlog was up $16.2 million, or 8.1% from the prior year third quarter ended August 31, 2021.

Metal Coatings Segment – Year to date Summary (1)

For the nine months ended November 30, 2021, Metal Coatings segment sales increased 11.1% to $390.7 million and operating income increased 38.3% to $95.9 million compared to $351.6 million and $69.4 million, respectively, for the third period in the prior fiscal year. On an adjusted basis, operating income increased 19.3% to $80.4 million compared to the prior year-to-date period.

Year-to-date operating margins through the third quarter were 24.5%, a 480 basis points improvement compared to operating margins of 19.7% generated for the third quarter of the prior fiscal year. On an adjusted basis, current year operating margins improved 160 basis points from the adjusted prior year operating margin of 22.9%.

Infrastructure Solutions Segment – Year to date Summary (1)

For the nine months ended November 30, 2021, Infrastructure Solutions segment sales decreased 1.5% to $287.3 million as compared to $291.6 million for the same period in the prior fiscal year. The decrease in net sales for the Infrastructure segment was primarily attributable to supply chain disruptions within our electrical platform and COVID-related disruptions on customer locations within our welding solutions platform. Year-to-date operating income totaled $25.8 million, an increase of $22.5 million, or 668.1% compared to operating income of $3.4 million in the prior year. On an adjusted basis, operating income for the segment increased 105.2% to $12.6 million compared to the prior year-to-date period.

Year-to-date operating margins were 9.0%, an increase of 780 basis points over the prior year. On an adjusted basis, current year operating margins improved 470 basis points from the adjusted prior year operating margin of 4.3%.

Subsequent Event

On January 3, 2022, AZZ announced it acquired all the assets of Steel Creek Galvanizing Company, LLC (“Steel Creek”) on December 31, 2021. Steel Creek is a privately held hot-dip galvanizing company based in South Carolina and will be reported within the Metal Coatings segment. Terms of the transaction were not disclosed. AZZ expects the acquisition will be accretive to earnings within the first year of operation.

Fiscal Year 2022 Guidance

Mr. Ferguson added, “Due to the consistent operating performance in our business segments, we are reaffirming our sales guidance and anticipate annual sales to be in the range of $865 million to $925 million and are narrowing
(1) See "Non-GAAP Disclosures" section included in the attached Financial Tables for a reconciliation of non-GAAP Adjusted Earnings Measures for the three and nine months ended November 30, 2020.

earnings per share to be in the range of $3.00 to $3.20 per diluted share for fiscal year 2022, which excludes the impact of any future divestitures or acquisitions”.

“As we have previously stated, for the balance of fiscal 2022, we remain highly focused on growing our Metal Coatings segment, completing and integrating the recently announced hot-dip galvanizing acquisitions, and will continue to focus our Infrastructure Solutions team on supply chain improvements and increasing its craft pool. The underlining fundamentals of our business remain strong and provides us a good foundation to aggressively pursue growth opportunities that fit our strategic plan. As part of our corporate commitment to Trust, Respect, Accountability, Integrity, Teamwork and Sustainability (“TRAITS”), we continue to carefully manage our workforce to ensure a safe and healthy operating environment, while leveraging our operational capacity to match our customers’ solid demand for our products and services.”

“We continue to actively pursue initiatives to drive growth and enhance shareholder value. Previously, we have disclosed a desire for AZZ to become a predominately metal coatings company and over the past two quarters have meaningfully advanced our work on specific strategic options designed to achieve this commitment” concluded Mr. Ferguson.

Conference Call Details

AZZ Inc. will conduct a conference call to discuss financial results for the third quarter of fiscal year 2022 today, Monday, January 10, 2022, at 11:00 A.M. ET. Interested parties can access the conference call by dialing (844) 855-9499 or (412) 317-5497 (international). A webcast of the call will be available on the Company’s Investor Relations page at http://www.azz.com/investor-relations.

A replay of the call will be available at (877) 344-7529 or (412) 317-0088 (international), replay access code: 2330111, through January 17, 2022, or by visiting http://www.azz.com/investor-relations for the next 90 days.

There will be a slide presentation accompanying today’s event. The Company’s slide presentation for the call will be available on the Investor Relations page at http://www.azz.com/investor-relations.

About AZZ Inc.

AZZ Inc. is a global provider of galvanizing and a variety of metal coating solutions, welding solutions, specialty electrical equipment and highly engineered services to a broad range of markets, including but not limited to the power generation, transmission, distribution, refining and industrial markets. The Company’s Metal Coatings segment is a leading provider of metal finishing solutions for corrosion protection, including hot dip galvanizing, spin galvanizing, powder coating, anodizing and plating, to the North American steel fabrication industry. The Company’s Infrastructure Solutions segment is dedicated to delivering safe and reliable transmission of power from generation sources to end customers, and automated weld overlay solutions for corrosion and erosion mitigation to critical infrastructure in the energy and waste management markets worldwide.

Safe Harbor Statement
Certain statements herein about our expectations of future events or results constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or the negative of these terms or other comparable terminology. Such forward-looking statements are based on currently available competitive, financial, and economic data and management’s views and assumptions regarding future events. Such forward-looking statements are inherently uncertain, and investors must recognize that actual results may differ from those expressed or implied in the forward-looking statements. Certain factors could affect the outcome of the matters described herein. This press release may contain forward-looking statements that involve risks and uncertainties including, but not limited to, changes in customer demand for our products and services, including demand by the power generation
(1) See "Non-GAAP Disclosures" section included in the attached Financial Tables for a reconciliation of non-GAAP Adjusted Earnings Measures for the three and nine months ended November 30, 2020.

markets, electrical transmission and distribution markets, the industrial markets, and the metal coatings markets. In addition, within each of the markets we serve, our customers and our operations could potentially continue to be adversely impacted by the ongoing COVID-19 pandemic, including governmental issued mandates regarding the same. We could also experience additional increases in labor costs, components and raw materials, including zinc and natural gas which are used in our hot-dip galvanizing process; supply-chain vendor delays; customer requested delays of our products or services; delays in additional acquisition or disposition opportunities; currency exchange rates; availability of experienced management and employees to implement AZZ’s growth strategy; a downturn in market conditions in any industry relating to the products we inventory or sell or the services that we provide; economic volatility or changes in the political stability in the United States and other foreign markets in which we operate; acts of war or terrorism inside the United States or abroad; and other changes in economic and financial conditions. AZZ has provided additional information regarding risks associated with the business in AZZ’s Annual Report on Form 10-K for the fiscal year ended February 28, 2021, and other filings with the Securities and Exchange Commission (“SEC”), available for viewing on AZZ’s website at www.azz.com and on the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. These statements are based on information as of the date hereof and AZZ assumes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact:
David Nark, Senior Vice President of Marketing, Communications, and Investor Relations
AZZ Inc.
(817) 810-0095
www.azz.com

Investor Contact:
Joe Dorame, Managing Partner
Lytham Partners
(602) 889-9700
www.lythampartners.com

---Financial tables on the following page---
(1) See "Non-GAAP Disclosures" section included in the attached Financial Tables for a reconciliation of non-GAAP Adjusted Earnings Measures for the three and nine months ended November 30, 2020.

AZZ Inc.
Condensed Consolidated Statements of Income
(dollars and shares in thousands, except per share data)
(unaudited)

	Three Months Ended November 30,		Nine Months Ended November 30,
	2021	2020	2021	2020
Sales	$231,737	$226,623	$678,010	$643,287
Cost of sales	174,773	171,948	508,004	500,311
Gross margin	56,964	54,675	170,006	142,976

Selling, general and administrative	26,872	25,228	82,674	79,867
Restructuring and impairment charges	—	1,576	—	20,269
Operating income	30,092	27,871	87,332	42,840

Interest expense	1,630	2,272	5,081	7,376
Other (income) expense, net	1,413	(724)	1,362	823
Income before income taxes	27,049	26,323	80,889	34,641
Income tax expense	5,964	6,620	18,489	11,187
Net income	$21,085	$19,703	$62,400	$23,454

Earnings per common share
Basic	$0.85	$0.76	$2.51	$0.90
Diluted	$0.85	$0.76	$2.48	$0.90

Diluted weighted average shares outstanding	24,945	26,051	25,132	26,177

AZZ Inc.
Segment Reporting
(dollars in thousands)
(unaudited)

	Three Months Ended November 30,		Nine Months Ended November 30,
	2021	2020	2021	2020
Sales:
Metal Coatings	$133,373	$115,616	$390,701	$351,643
Infrastructure Solutions	98,364	111,007	287,309	291,644
Total sales	$231,737	$226,623	$678,010	$643,287

Operating income:
Metal Coatings	$32,724	$28,671	$95,888	$69,355
Infrastructure Solutions	9,189	8,722	25,838	3,364
Corporate	(11,821)	(9,522)	(34,394)	(29,879)
Total operating income	$30,092	$27,871	$87,332	$42,840

AZZ Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)
(unaudited)

	November 30, 2021	February 28, 2021
Assets:
Current Assets(1)	$349,535	$303,492
Property, Plant and Equipment, Net	199,886	205,909
Other assets, net	488,155	487,041
Total assets	$1,037,576	$996,442

Liabilities and Shareholders’ Equity:
Current liabilities	$118,657	$113,850
Long-term debt due after one year, net	191,468	178,419
Other liabilities	79,407	80,881
Shareholders' equity	648,044	623,292
Total liabilities and shareholders' equity	$1,037,576	$996,442
(1) Includes assets held for sale of $4,409 and $3,684 as of November 30, 2021 and February 28, 2021, respectively.

AZZ Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Nine Months Ended November 30,
	2021	2020
Net Cash Provided by Operating Activities	$49,668	$59,394
Net Cash Used in Investing Activities	(16,425)	(14,987)
Net Cash Used in Financing Activities	(29,167)	(64,229)
Effect of Exchange Rates on Cash	1,442	2,330
Net Increase (Decrease) in Cash and Cash Equivalents	5,518	(17,492)
Cash and Cash Equivalents at Beginning of Period	14,837	36,687
Cash and Cash Equivalents at End of Period	$20,355	$19,195

AZZ Inc.
Non-GAAP Disclosure
Adjusted Operating Income, Adjusted Earnings and Adjusted Earnings Per Share
(dollars in thousands, except per share data)
(unaudited)

In addition to reporting financial results in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”), the Company has provided adjusted operating income, adjusted earnings and adjusted earnings per share (collectively, the “Adjusted Earnings Measures”), which are non-GAAP measures. Management believes that the presentation of these measures provides investors with a greater transparency comparison of operating results across a broad spectrum of companies, which provides a more complete understanding of the Company’s financial performance, competitive position, and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as adjusted operating income, adjusted earnings and adjusted earnings per share, to assess operating performance and that such measures may highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP.
In the second quarter of fiscal 2021, the Company developed and began the implementation of a plan to divest certain non-core businesses and later, divested several non-core businesses. During the six months ended August 31, 2021, the Company did not recognize any restructuring and impairment charges. The following tables provides a reconciliation for the three and nine months ended November 30, 2021 and 2020 between the various measures calculated in accordance with GAAP to the Adjusted Earnings Measures (dollars in thousands, except per share data):

	Three Months Ended November 30,		Nine Months Ended November 30,
	2021	2020	2021	2020
Metal Coatings Segment
Sales	$133,373	$115,616	$390,701	$351,643
Segment operating income:
Metal Coatings	$32,724	$28,671	$95,888	$69,355
Impact of restructuring and impairment	—	(281)	—	11,043
Metal Coatings, as adjusted	$32,724	$28,390	$95,888	$80,398
Operating income as a % of sales	24.5%	24.6%	24.5%	22.9%

Infrastructure Solutions Segment
Sales	$98,364	$111,007	$287,309	$291,644
Segment operating income:
Infrastructure Solutions	9,189	8,722	25,838	3,364
Impact of restructuring and impairment	—	1,857	—	9,226
Infrastructure Solutions, as adjusted	$9,189	$10,579	$25,838	$12,590
Operating income as a % of sales	9.3%	9.5%	9.0%	4.3%

	Three Months Ended		Nine Months Ended
	November 30, 2020		November 30, 2020
	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income and diluted earnings per share	$19,703	$0.76	$23,454	$0.90
Adjustments (net of tax):
Restructuring and impairment charges:
Metal Coatings	(281)	(0.01)	11,043	0.42
Infrastructure Solutions	1,857	0.07	9,226	0.35
Subtotal	1,576	0.06	20,269	0.77
Tax benefit related to restructuring and impairment charges	(347)	(0.01)	(4,459)	(0.17)
Total adjustments	1,229	0.05	15,810	0.61
Adjusted earnings and adjusted earnings per share	$20,932	$0.80	$39,264	$1.50

(1) Earnings per share amounts included in the table above may not sum due to rounding differences.